                            UNITED AUTO GROUP, INC.
                                375 Park Avenue
                               New York, NY 10152


March 7, 1997




Mr. Carl Spielvogel
c/o United Auto Group, Inc.
375 Park Avenue
New York, NY 10152

Re:  Consulting Agreement
     --------------------

Dear Carl:

This letter will set forth our mutual agreement regarding your resignation as Chief Executive Officer of United Auto Group, Inc. (the "Company") and your continuing to serve as a consultant to the Company.

1. Your resignation as Chief Executive Officer will be effective as of April 17, 1997 (your "Termination Date"). Until such date, you may continue to occupy your current office and have the services of your secretary.

2. Your resignation as Chairman of the Board of Directors of the Company, as a member of all committees thereof (including the Executive Committee), and as an officer, employee, director and committee member of any and all subsidiaries and affiliates of the Company will also be effective as of April 17, 1997 (except for your resignation as a director of Foamex International Inc., which will be effective as of the date hereof), and you agree to execute the forms of resignation attached as Exhibit A hereto and any additional documents necessary to effect all of the above resignations as of such date.

3. In consideration for the covenants made by you under this letter and subject to your execution and delivery on March 14, 1997 of your irrevocable written confirmation that the seven-day revocation period referenced in clause 13 below has expired and that you have elected not to revoke the agreement set forth herein, the Company agrees to pay you the following amounts, and to provide you with the following benefits, in full satisfaction of all amounts required

Mr. Carl Spielvogel
March 7, 1997
Page 2


      to be provided to you under your Employment Agreement, dated as of June 21, 1996 (your "Employment Agreement"): (i) on April 1, 1997, a bonus in the amount of $375,000 and, on your Termination Date, base salary earned as of your Termination Date and not yet paid, (ii) a monthly payment, payable in accordance with the Company's normal pay practices, for the period commencing on your Termination Date and ending December 31, 2000 (the "Salary Continuation Period"), at the rate of $83,333 per month,
      (iii) on your Termination Date, full title in the Company automobile currently being used by you, (iv) an unaccountable monthly allowance through December 31, 2000, payable at the time of each payment under subclause (ii) above, in the amount of $8,333; (v) continued participation in the Company's life insurance plan, on the same basis as for other Company employees, in accordance with the terms and conditions of such plan and to the extent such coverage is not prevented by applicable law or regulation and continued reimbursement for your coverage under your prior employer's medical and dental plans on a "tax grossed-up basis"; provided, however, that such participation and reimbursement will cease on the earlier of (A) December 31, 2000, and (B) the date or dates you receive similar coverage and benefits under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage, or benefit-by-benefit, basis); (vi) the accelerated vesting of all unvested stock options, and the grant of options (as described more fully in clause 4 below) and
      (vii) all reasonable attorney's fees and expenses (not to exceed $18,000) incurred by you in connection with the negotiation of this letter.

4. Subject to your execution and delivery on March 14, 1997 of your irrevocable written confirmation that the seven day revocation period referenced in clause 13 below has expired and that you have elected not to revoke the agreement set forth herein, (i) the Company confirms that the Stock Option Committee of the Company's Board of Directors has granted you an option under the Company's Stock Option Plan to purchase up to 100,000 shares of the Company's common stock at an exercise price equal to the reported closing price of such common stock on April 16, 1997 on the New York Stock Exchange, which option shall be fully vested and exercisable from April 17, 1997 and shall have the terms and conditions set forth in the Stock Option Agreement attached hereto as Exhibit B and (ii) notwithstanding any prior agreements to the contrary, all options previously granted to you and referenced

Mr. Carl Spielvogel
March 7, 1997
Page 3


      in Section 3.1(c) of your Employment Agreement will, as previously contemplated, be fully vested and exercisable from April 17, 1997 through and including April 17, 2001. To the extent any such options have not been exercised on or prior to April 17, 2001, they will be immediately forfeited. To the extent the issuance of shares upon exercise of any of the options referred to in this clause 4 is not currently registered under the Securities Act of 1933, the Company will file a registration statement on Form S-8 on or before April 30, 1997 covering such issuance and shall use its best efforts to keep all such registrations effective until April 17, 2001. It is understood that the Stockholders Agreement referred to in Section 3.1(c)(iv) of your Employment Agreement is no longer in effect. The Company shall use commercially reasonable efforts to obtain from J.P. Morgan Securities Inc. a release from the 180-day lock-up agreement as of April 17, 1997, for the 26,118 shares owned by you and the shares issuable upon exercise of your options.

5. The provisions of Section 4.3(a) of your Employment Agreement (regarding confidentiality) shall survive the execution of this letter agreement and continue, without time limitation. Additionally, the provisions of
      Section 4.3(b) of your Employment Agreement (regarding non-competition) shall survive the execution of this letter agreement, and continue through April 16, 1998. You agree that the Company will suffer irreparable damage if the terms of any such provisions are breached and, in addition to all other remedies available to the Company, that the Company will be entitled as a matter of right to injunctive relief in respect of any such breach.

6. The provisions of Sections 6.1, 6.2, 6.5 and 6.8 of your Employment Agreement will also survive the execution of this letter agreement.

7. You affirm that you will not make any statements at any time that disparage the reputation of the Company or any of its affiliates, or any officers, directors, employees or agents of the Company or any of its affiliates, or, until December 31, 2000, any automobile dealers or manufacturers. The Company, on behalf of itself and its executive officers, agrees that it will not make any statements at any time that disparage your reputation.

8. The form of press release confirming your resignation described in clauses 1 and 2 herein shall be subject

Mr. Carl Spielvogel
March 7, 1997
Page 4


      to our mutual agreement. Any statements by the Company or you to third parties or to employees of the Company regarding the termination of your employment shall be consistent with such press release or subject to our mutual agreement.

9. For the period commencing on your Termination Date and ending on December 31, 2000, subject to your other personal and business commitments, you agree to provide such consulting services at mutually convenient times and places as the Company may reasonably request, which requests shall be consistent with your knowledge and responsibilities as former Chief Executive Officer and Chairman of the Board of Directors of the Company. Notwithstanding anything to the contrary in this letter, but without limiting any other remedies available to the Company, a breach of this clause 9 will not entitle the Company to withhold payments set forth in clauses 3(ii) and (iv) or to offset any alleged damages for such breaches against such payments.

10. In consideration for the payments set forth in this letter, you and your heirs, executors, administrators, legal representatives, agents, successors in interest and assigns, hereby knowingly and voluntarily waive and unconditionally release and forever discharge, as of the date hereof and as of your Termination Date, from all or any manner of actions, causes and causes of actions, suits, debts, obligations, damages, complaints, liabilities, losses, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, and expenses (including attorneys' fees and costs), executions, claims and demands whatsoever at law or in equity which you ever had, now have, or which you hereafter can, shall or may have against the Company on or prior to the date of this letter and your Termination Date, as the case may be. This release and waiver includes but is not limited to any rights or claims under United States federal, state or local law and the national or local law of any foreign country (statutory or decisional), for payments due or benefits required to be provided under your Employment Agreement, for wrongful or abusive discharge, for breach of your Employment Agreement or any other contract, or for discrimination based upon race, color, ethnicity, sex, age, national origin, religion, disability, sexual orientation, or any other unlawful criterion or circumstance, including rights or claims under the Age Discrimination in Employment Act of 1967, as amended. In this clause 10, the word "Company" means United

Mr. Carl Spielvogel
March 7, 1997
Page 5


      Auto Group, Inc. and its respective subsidiaries, affiliates, employees, officers, directors, holders of 5% or more of the Company's common stock (and their affiliates), representatives and agents, past or present, and any person or entity which may succeed to the rights and liabilities of any such entities or persons by assignment or otherwise. Notwithstanding the foregoing, nothing in this clause 10 shall be deemed to release or waive any obligations of the Company under this letter, your stock option agreements or the Registration Rights Agreement, dated October 15, 1993, as amended (collectively, the "Agreements").

11. Subject to your execution and delivery on March 14, 1997 of your irrevocable written confirmation that the seven day revocation period referenced in clause 13 below has expired and that you have elected not to revoke the agreement set forth herein, in consideration for your covenants in this letter, the Company hereby unconditionally releases and forever discharges , as of the date hereof and as of your Termination Date, you from all or any manner of actions, causes and causes of actions, suits, debts, obligations, damages, complaints, liabilities, losses, covenants, contracts, controversies, agreements, promises, variances, trespasses, judgments, and expenses (including attorneys' fees and costs), executions, claims and demands whatsoever at law or in equity which the Company ever had, now has, or which the Company hereafter can, shall or may have on or prior to the date of this letter and your Termination Date, as the case may be. Notwithstanding the foregoing, nothing in this clause 11 shall be deemed to release or discharge any of your obligations under any of the Agreements.

12. You affirm that, prior to the execution of this letter, you have consulted with an attorney concerning the terms and conditions set forth herein, and that you have been given up to 21 days to consider signing this letter.

13. For a period of seven days following your signing of this letter, you may revoke and cancel the agreement set forth herein.

14. You will be under no obligation to seek other employment and there shall be no offset against amounts due you under this letter on account of any remuneration attributable to any subsequent employment that you may obtain except as specifically provided in

Mr. Carl Spielvogel
March 7, 1997
Page 6


      clause 3 above; however, during the Salary Continuation Period, you hereby agree to inform the Company upon your participation in employee benefit plans or programs of a subsequent employer which provide medical, dental, hospitalization or life insurance coverage by such subsequent employer to the extent you are provided with coverage and benefits similar to those you are receiving from the Company.

15. You agree, for so long as this letter agreement is otherwise confidential, that you will not disclose the fact of this letter or any of its terms or provisions to any person without the prior written consent of the Company; provided, however, that nothing in this clause 15 shall prohibit disclosure of such information to the extent required by law, nor prohibit disclosure by you to any legal or financial consultant, member of your immediate family or prospective employer, if such person first agrees to be bound by the confidentiality provisions of this clause
      15. It is acknowledged that this letter will be filed by the Company with the Securities and Exchange Commission pursuant to applicable law.

16. This letter may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original and which all together shall constitute one agreement, with such counterparts being deliverable by facsimile with the original being transmitted by overnight courier.

17. This letter shall bind and inure to the benefit of the Company's successors and permitted assigns.

18. Except for clauses 10 and 11 herein, if any term or provision of this letter, or the application thereof, shall, to any extent, be invalid or unenforceable, the remaining terms and provisions of this letter or the application thereof shall not be invalidated thereby, and each term and provision hereof shall be construed with all other remaining terms and provisions hereof to effect the intent of the Company and you to the fullest extent permitted by law. In the event clause 10 shall be invalid or unenforceable, then this entire agreement shall become null and void and any payments of any kind made to you hereunder shall be returned.

19. This letter may not be amended, waived or modified, in whole or in part, except by a writing signed by each of you and the Company.

Mr. Carl Spielvogel
March 7, 1997
Page 7


20. Except for clause 10 herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity (other than you or your beneficiaries and the Company) any rights or remedies under or by reason of this letter.

21. You understand that nothing contained in this letter shall be deemed or construed as an admission of wrongdoing or liability on your part or on the part of the Company.

22. This letter (including the provisions of your Employment Agreement explicitly incorporated by reference herein) and the other Agreements constitute the entire agreement between you and the Company and supersede all other prior agreements and understandings, oral and written, between you and the Company with respect to the subject matter hereof.

23. This letter shall be construed and enforced in accordance with, and shall be governed by, the laws of the State of New York without giving effect to that State's choice of law principles.

24. The payments due to you hereunder shall be subject to reduction to satisfy all applicable Federal, State and local income and employment tax withholding obligations. To the extent payments hereunder are not withheld, (a) you represent and warrant to the Company that you shall pay all taxes due thereon and (b) you shall furnish such form (but not your income tax return) reasonably requested by the Company to evidence such payment. You shall indemnify the Company from all taxes, interest, penalty or other loss (including reasonable attorneys' fees) arising from any failure by the Company to withhold any such payments.

25. Any disputes arising under or in connection with this letter shall, at the election of either you or the Company, be resolved by binding arbitration, to be held in New York City in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each party shall bear his or its own costs of the arbitration or litigation. Pending the resolution of any arbitration or court proceeding, the Company shall continue payment of all amounts due you under this letter and all benefits to which you are entitled at the time the dispute arises.

Mr. Carl Spielvogel
March 7, 1997
Page 8


If the foregoing is acceptable to you, please sign, date and return the attached copy of this letter to the undersigned by hand or by express mail.

Carl, I don't want the formal terms of this letter to obscure our appreciation for your valuable service to the Company. As you begin a new phase of your career, let me assure you that all of us wish you great success in your new endeavors.

Very truly yours,

UNITED AUTO GROUP, INC.



By:  /s/ Marshall S. Cogan
   --------------------------
   Marshall S. Cogan
   Vice Chairman and
    Chairman of the
    Executive Committee





AGREED:  /s/ Carl Spielvogel              March 7, 1997
        ---------------------            ---------------
           Carl Spielvogel                    Date

                                                                      EXHIBIT A

                              FORMS OF RESIGNATION



Board of Directors
United Auto Group, Inc.
375 Park Avenue
New York, New York 10152



         I, Carl Spielvogel, hereby resign as Chief Executive Officer of United Auto Group, Inc. ("UAG") as of April 17, 1997. Furthermore, as of that date, I hereby resign as Chairman of the Board of Directors of UAG, as a member of all committees thereof (including the Executive Committee), and as an officer, employee, director and committee member of any and all subsidiaries and affiliates of UAG.



-------------------                          ----------
  Carl Spielvogel                               Date

Board of Directors
Foamex International Inc.
1000 Columbia Avenue
Linwood, Pennsylvania 19061



         I, Carl Spielvogel, hereby resign from the Board of Directors of Foamex International Inc. and all committees thereof as of March 7, 1997.



-------------------                          ----------
  Carl Spielvogel                               Date

                                                                      EXHIBIT B


                             STOCK OPTION AGREEMENT
                             ----------------------

         This Stock Option Agreement ("Agreement") is dated as of April 17, 1997, and is entered into between United Auto Group, Inc., a Delaware corporation (the "Company"), and Carl Spielvogel ("Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company is a party to an employment agreement with Executive, dated as of June 21, 1996 (as amended, supplemented or otherwise modified from time to time, the "Employment Agreement"); and

         WHEREAS, the Company is a party to a consulting agreement with Executive, dated March 7, 1997 (the "Consulting Agreement"); and

         WHEREAS, pursuant to the Employment Agreement and Consulting Agreement, the Company is granting the Executive options to purchase shares of voting common stock, par value $0.0001 per share (the "Common Stock"), of the Company, on the terms and conditions set forth herein and in the Employment and Consulting Agreements.

         NOW, THEREFORE, the parties hereby agree:

         1. Grant of Options. The Company hereby grants to the Executive an option (the "Option") to purchase, at the exercise price of $_____ per share, 100,000 shares of Common Stock.

         2. Exercisability of Options. The Option will be fully vested and exercisable as of the date of this Agreement.

         3. Method of Exercising Options. (a) The Executive may exercise the Option by delivering to the Company a written notice stating the number of shares that the Executive has elected to purchase at that time from the Company and full payment of the purchase price of the shares then to be purchased. Payment of the purchase price of the shares may be made (i) by certified or bank cashier's check payable to the order of the Company, or (ii) in the discretion of the Board of Directors of the Company or duly authorized committee thereof, by such other method as may be approved by such board or committee from time to time.

            (b) At the time of exercise, the Executive shall pay to the Company such amount as is necessary to satisfy the Company's obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

         4. Issuance of Shares. As promptly as practicable after receipt of notification of exercise, full payment of purchase price and satisfaction of tax withholding as provided in Section 3, the Company shall issue or transfer to the Executive the number of shares as to which the Options have been so exercised and shall deliver to the Executive a certificate or certificates therefor, registered in his name.

         5. Terms and Conditions of Exercise. (i) The Option shall terminate on April 17, 2001.

            (ii) The Option shall not be transferable, except by will or the laws of descent and distribution, provided that Executive may at any time transfer all or a portion of the Option to his spouse, any of his descendants or trusts for the benefit of Executive, his spouse or his descendants, subject to all of the terms and conditions of the Option.

            (iii) Whenever the word "Executive" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, personal representatives, or the person or persons to whom the Option may be transferred pursuant to clause (ii) of this Section 5, the word "Executive" shall be deemed to include such person or persons.

         6. Rights as Stockholder. The Executive or a transferee of the Option shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option until he shall have become the holder of record of such shares.

         7. Recapitalizations, Reorganizations, Etc. (a) The existence of the Option shall not affect the power of the Company or its stockholders to accomplish adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or securities ahead of or affecting any of the shares of Common Stock or the rights thereof or convertible into or exchangeable for shares of Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act.

            (b) Upon any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate change, or any distributions to common shareholders other than ordinary cash dividends, the Company shall make such substitutions or adjustments as are appropriate and equitable, as to the number or kind of shares of Common Stock or other securities covered by the Option and the exercise price thereof.

         8. Notice. Any notice required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered or if sent by telegram, telex, facsimile transmission or by registered or certified mail, postage prepaid, with return receipt requested, as follows:

            (a)   If to the Company:

                  United Auto Group, Inc.
                  375 Park Avenue
                  New York, New York 10152
                  Facsimile: (212) 223-5148
                  Attn: General Counsel

or to such other address or to the attention of such other person as the Company shall designate by written notice to the Executive; and

            (b)   If to the Executive:

                  Mr. Carl Spielvogel
                  720 Park Avenue
                  New York, NY 10021

or to such other address as the Executive shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the party to whom such notice is given.

         9. Non-Qualified Option. The Option is not an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

         10. Any disputes arising under or in connection with this Agreement shall be resolved as provided in clause 25 of the Consulting Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                            UNITED AUTO GROUP, INC.

                                       By:
                                          ----------------------------------
                                          Philip N. Smith, Jr.
                                          Vice President, Secretary
                                          and General Counsel





                                          ----------------------------------
                                          Carl Spielvogel